UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2015

KIRIN INTERNATIONAL HOLDING, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-166343	27-1636887
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

12th Floor, Building F, Phoenix Plaza No. A5ShuguangXili Chaoyang District, Beijing People’s Republic of China	100028
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code: +86 10 84554001

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a -12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of June 1, 2015, Mr. Longlin Hu resigned from all his officer and director positions as president and chief executive office of the Company and as a member of the board of directors. Mr. Hu’s resignations are not due to any disagreements with us or any of our operations, policies or practices.

As a result of Mr. Hu’s resignations, the board of directors appointed Jianfeng Guo, our Director, as President and Chief Executive Officer of the Company. In addition, Mr. Yaojun (Larry) Liu was elected to the board of directors effective June 1, 2015. Mr. Liu is currently serving as Vice President of the Company and he served as a member of the board of directors of the Company from March 2011 to April 2011.

Jianfeng Guo

Mr. Guo has been the Chairman of XingtaiZhongding and HebeiZhongding since August 2008 and April 2006, respectively. He also serves as the Chairman of the Board of Directors of Huaxia Kirin (Beijing) Investment Co., Ltd. since December 2004, an investment company headquartered in Beijing focusing on real estate development, land development and property service investment. Mr. Guo served as the Chairman of Board of Directors and General Manager of XingtaiSanchao Real Estate Development Co., Ltd., a real estate development company in Xingtai City and the previous shareholder of HebeiZhongding, from December 1995 to April 2006. He also worked as Director of Department II of Xingtai Real Estate Development Co., Ltd., a real estate development company in Xingtai City, from October 1994 to December 1995. Mr. Guo has more than twenty years of experience in senior management, enterprise investment, and real estate development operations. Mr. Guo is an MBA candidate at Asia International Open University (Macau).

Yaojun (Larry) Liu

Mr. Liu has been the Vice President of the Company since December 2014 and was serving as a director of the Company for a short period of time from March 2011 to April 2011. He was a partner in Global Law Office from March 2006 to December 2014. Prior to joining Global Law Office, he worked with Jingtian & Gongcheng, a renowned law firm in Beijing since December 2003. Mr. Liu was a senior project manager at the Investment Banking Headquarter of Haitong Securities Co., Ltd, one of the major investment banks in China, from May 2000 to September 2002. Mr. Liu obtained his Masters Degrees in Renmin University of China in 2001 and University of Sheffield in 2003. He is specialized in FDI, M&A, overseas listing, asset-backed-securitization and project financing, etc., and provides legal services to companies in both China and overseas.

Family Relationships

There are no family relationships between any of the Company’s directors or officers.

Related Party Transactions

There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

Employment Agreements

The Company has not entered into any employment agreement with Mr. Guo or Mr. Liu.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KIRIN INTERNATIONAL HOLDING, INC.

Date: June 1, 2015	By:	/s/ Jianfeng Guo
Jianfeng Guo
Chief Executive Officer

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